Form 4 Joint Filer Information

Name: EGI-Fund (02-04) Investors, L.L.C.

Name: EGI-Managing Member (02-04), L.L.C.

Name: GAMI Investments, Inc.

Name: GVI Holdings, Inc.

Name: Chai Trust Company, L.L.C.

Address for each:

Two North Riverside Plaza, Suite 600

Chicago, Illinois 60606

Designated Filer:

SZ Investments, L.L.C.

Issuer and Ticker Symbol:

Adams Respiratory Therapeutics, Inc.

ARXT

Date of Event Requiring Statement:

September 19, 2006

Signatures:

Name: EGI-Fund (02-04) Investors, L.L.C.

Name: EGI-Managing Member (02-04), L.L.C.

Name: GAMI Investments, Inc.

Name: GVI Holdings, Inc.

Each by: /s/ Philip G. Tinkler, Vice President

Chai Trust Company, L.L.C.

By: /s/ Donald J. Liebentritt, President